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                                                                   Exhibit 10.26

                              EMPLOYMENT AGREEMENT

        THIS AMENDED AND RESTATED AGREEMENT, dated as of May 1, 1997 amends and restates in its entirety that certain Amended and Restated Agreement made and entered into as of the 1st day of September, 1994 by and between Concord Camera Corp., a New Jersey corporation (together with its successors and assigns permitted under this Agreement, the "Company"), and Ira B. Lampert (the "Executive").

                             W I T N E S S E T H :

        WHEREAS, the Company desires to continue the employ of the Executive pursuant to the terms of this Amended and Restated Agreement (this "Agreement") and the Executive has agreed to such continuation, subject to the terms and provisions of this Agreement;

        NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and the Executive (individually a "Party" and together the "Parties") agree as follows:

        1.      Definitions.

                (a) "Affiliate" of a person or other entity shall mean a person or other entity that directly or indirectly controls, is controlled by, or is under common control with the person or other entity specified.

                (b)     "Base Salary" shall mean the salary provided for in
Section 4 below.

                (c) "Board" shall mean the Board of Directors of the Company.

                (d)     "Cause" shall mean:

                        (i) the Executive is convicted of a crime involving moral turpitude (excluding offenses such as driving while intoxicated); or

                        (ii) the Executive (A) perpetrates a fraud upon the Company or (B) materially breaches this Agreement which causes, in the case of clause (B), material economic harm to the Company.

                (e) A "Change in Control" shall mean the occurrence of any one of the following events:

                        (i) any "person," as such term is used in Sections 3(a)(9) and 13(d) of the Securities Exchange Act of 1934 (other than Executive), becomes a "beneficial

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owner," as such term is used in Rule 13d-3 promulgated under that act, of 25% or more of the Voting Stock of the Company;

                        (ii) the majority of the Board consists of individuals other than Incumbent Directors, which term means the members of the Board on the date of this Agreement; provided that any person becoming a director subsequent to such date whose election or nomination for election was supported by two-thirds of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director;

                        (iii) the Company adopts any plan of liquidation providing for the distribution of all or substantially all of its assets;

                        (iv) all or substantially all of the assets or business of the Company is disposed of pursuant to a merger, consolidation or other transaction (unless the shareholders of the Company immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the Voting Stock of the Company, the Voting Stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company); or

                        (v) the Company combines with another company and is the surviving corporation but, immediately after the combination, the shareholders of the Company immediately prior to the combination hold, directly or indirectly, 50% or less of the Voting Stock of the combined company (there being excluded from the number of shares held by such shareholders, but not from the Voting Stock of the combined company, any shares received by Affiliates of such other company in exchange for stock of such other company).

                (f) "Compensation Committee" shall mean the Compensation Committee of the Board.

                (g) "Confidential Information" shall mean all information that is not known or available to the public concerning the business of the Company or any Subsidiary of the Company relating to its products, product development, trade secrets, customers, suppliers, finances, and business plans and strategies. For this purpose, information known or available generally within the trade or industry of the Company or any Subsidiary of the Company shall be deemed to be known or available to the public. Confidential Information shall include information that is, or becomes, known to the public as a result of a breach by the Executive of the provisions of Section 13 below.

                (h) "Constructive Termination Without Cause" shall mean a termination of the Executive's employment at his initiative as provided in
Section 10(d) below following the occurrence, without the Executive's prior written consent, of one or more of the following events (except in consequence of a prior termination):

                        (i) a reduction in or elimination of (A) the Executive's then current Base Salary, (B) his bonus opportunity for which he is eligible under Section 5 below, or (C) his opportunity for any long-term incentive award for which he is eligible under Section 6(A) below or the termination or material reduction of any employee benefit or perquisite enjoyed by him;

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                        (ii)    the failure to elect or reelect the Executive to
any of the positions described in Section 3 below or his removal, without Cause, from any such position;

                        (iii) a material diminution in the Executive's duties as Chairman and Chief Executive Officer of the Company, as provided in Section 3(a) below, or the assignment to the Executive of duties which are materially inconsistent with such duties or which materially impair the Executive's ability to function as Chairman and Chief Executive Officer of the Company;

                        (iv) the failure to continue the Executive's participation in any incentive compensation plan for which he is eligible unless a plan providing a substantially similar opportunity is substituted;

                        (v) the relocation of the Company's principal office, or the Executive's own office location as assigned to him by the Company, to a location more than 50 miles from Avenel, New Jersey, provided that such a relocation to a location within 50 miles from Avenel, New Jersey, shall constitute grounds for a Constructive Termination Without Cause if such location is more than 100 miles from the Executive's residence on the date of this Agreement; or

                        (vi) the failure of the Company to obtain the assumption in writing of its obligation to perform this Agreement by any successor to all or substantially all of the assets of the Company within 45 days after the merger, consolidation, sale or similar transaction resulting in such succession provided that Executive may not treat such failure as a Constructive Termination Without Cause unless such failure is not cured within 10 days of receipt of notice thereof by such successor from Executive.

                (i) "Disability shall mean the Executive's inability, due to physical or mental incapacity, to substantially perform his duties and responsibilities under this Agreement for a period of 180 consecutive days or for 180 days in a 365-day period.

                (j) "Non-Extension Event" shall mean any termination of the Term of Employment resulting from an election by the Company not to extend the Term of Employment, provided that Executive has delivered to the Company, within 30 days of receipt by Executive of written notice from the Company to the effect that the Company intends to allow the Term of Employment to expire, a notice to the effect that Executive is willing to have the Term of Employment extended on the terms set forth in this Agreement as then in effect.

                (k)     "Stock shall mean the Common Stock of the Company.

                (l) "Subsidiary" shall mean any corporation or other entity of which the Company owns, directly or indirectly, more than 50% of the Voting Stock or, in the case of an entity other than a corporation, more than 50% of the equity interest.

                (m) "Term of Employment" shall mean the period or periods specified in Section 2 below.

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                (n)     "Voting Stock" shall mean capital stock of any class or
classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation.

        2.      Term of Employment.

                (a) The Company hereby employs the Executive, and the Executive hereby accepts such employment, for the Term of Employment commencing May 1, 1997 and ending at the close of business on April 30, 2001, subject to earlier termination of the Term of Employment in accordance with the terms of this Agreement and subject to extension of the Term of Employment in accordance with the terms of Section 2(b) below.

                (b) The Term of Employment shall automatically be extended for one additional day (subject to earlier termination in accordance with the terms of this Agreement) for each day of the Term of Employment that elapses in the event that neither Party notifies the other Party in writing in accordance with Section 27 below at any time during the Term of Employment that either the Company or the Executive does not want the Term of Employment extended thereafter.

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        3.      Position, Duties and Responsibilities.

                (a) During the Term of Employment, the Executive shall be employed as Chairman and Chief Executive Officer of the Company and be responsible, subject to the control of the Board, for the establishment and implementation of corporate policy and general management of the Company. In that capacity the Executive shall have the duties and responsibilities normally associated with the positions of Chairman and Chief Executive Officer. It is the intention of the Parties that the Executive serve as a member of the Board and as a member of the Executive Committee during the Term of Employment. The Executive, in carrying out his duties under this Agreement, shall report to, and be subject to the supervision of, the Board. At any time that the Company does not have another person acting as the President and Chief Operating Officer of the Company, Executive shall also have such titles and serve in such capacities, it being understood that the relinquishment of such titles by Executive upon employment of a President and Chief Operating Officer by the Company shall not constitute a breach by the Company of its obligations under this Agreement.

                (b) Anything herein to the contrary notwithstanding, nothing shall preclude the Executive from (i) serving on the boards of directors of a reasonable number of other corporations not engaged in competition with the Company or the boards of a reasonable number of trade associations and/or charitable organizations, (ii) engaging in charitable activities and community affairs, (iii) managing his personal investments and affairs and (iv) being involved in other business transactions, provided that such activities do not materially interfere with the proper performance of his duties and responsibilities as the Company's Chairman and Chief Executive Officer.

        4.      Base Salary.

                The Executive shall be paid a Base Salary at the annualized rate of $500,000, payable in accordance with the regular payroll practices of the Company, but in no event shall he be paid less frequently than monthly. Executive's Base Salary shall be subject to review by the Board of Directors on an annual basis, and may be adjusted from time to time only upward by the Board of Directors acting in its discretion.

        5.      Annual Bonus.

                The Executive shall be entitled to be considered for receipt of an annual bonus, the calculation of which is to be determined in accordance with an incentive plan established from time to time by the Board of the Company. In the event that the Company does not have an established incentive plan for any fiscal year, the Executive shall be entitled to be considered for receipt of an annual bonus, based upon pre-tax income of the Company, payable promptly after the close of such fiscal year, the amount, if any, of which shall be determined by the Board in its sole discretion.

        6.      Long-Term Incentive Programs.

                General. The Executive shall be eligible to participate in the long-term incentive programs of the Company on the same basis as other senior level executives of the Company.

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        7.      Employee Benefit Programs and Vacation.

                (a) During the Term of Employment, except to the extent greater benefits are provided pursuant to Section 8 hereof, the Executive shall be entitled to participate in all employee pension and welfare benefit plans and programs made available to the Company's senior level executives or to its employees generally, as such plans or programs may be in effect from time to time, including, without limitation, pension, profit sharing, savings and other retirement plans or programs, medical, dental, hospitalization, short-term and long-term disability and life insurance plans, accidental death and dismemberment protection, travel accident insurance, and any other pension or retirement plans or programs and any other employee welfare benefit plans or programs that may be sponsored by the Company from time to time, including any plans that supplement the above-listed types of plans or programs, whether funded or unfunded.

                (b) In addition to the Base Salary, annual bonus, long-term incentive programs as set forth in Sections 4, 5 and 6, the Company agrees to adopt a supplemental executive retirement plan (the "SERP") for the benefit of the Executive. Under the SERP, the Company shall caused $14,167 to be credit each month (a "Monthly Credit") to a special account maintained for this purpose for the benefit of the Executive (the "SERP Account"). During any calendar year of the Term, the Company, in its sole discretion, may accelerate the crediting of the Monthly Credits with respect to such year to the SERP Account. The amounts credited to the SERP Account shall be deemed invested or reinvested in such investments as determined by the Executive. The SERP Account shall be credited and debited to reflect the deemed investment returns, losses and expenses atributed to such deemed investments and reinvestments. The Executive's benefit under the SERP shall equal the balance in the SERP Account and such benefit shall always be 100% vested (i.e., not forfeitable). The Company shall establish a rabbi trust for the purpose of accumulating funds to satisfy the obligations incurred by the Company pursuant to this Section 7(b). Each time the Company credits a Monthly Credit to the SERP Account, the Company shall simultaneously contribute an amount equal to such credit to the trust.

                (c) The Executive may elect by prior written notice delivered to the Company at least 15 days prior to the commencement of any calendar year during the Term to defer payment of, and have the Company credit to a special account or accounts maintained for this purpose (each such account, a "Deferral Account") all or any portion of the payments due to the Executive under the Agreement for such year. The written notice shall also provide the Executive's election as to the form and timing of the distribution of the balance in the Deferral Account(s). The amounts credited to a Deferral Account shall be deemed invested or reinvested in such investments as determined by the Executive. The Deferral Account shall be credited and debited to reflect the deemed investment returns, losses and expenses attributed to such deemed investments and reinvestments. The Executive's benefit under this Section 7(c) shall equal the balance in the Deferral Account(s) and such benefit shall always be 100% vested (i.e., not forfeitable). The Company shall establish a rabbi trust (which may or may not be same rabbi trust established pursuant to Section 7(b)) for the purpose of accumulating funds to satisfy the obligations incurred by the Company pursuant to this Section 7(c) and shall contribute to the trust amounts equal to the payments deferred under this Section 7(c) at the times such payments would have been paid to the Executive if such payment were not deferred. The Executive's rights to benefits pursuant to this Section 7(c) or
Section 7(b) shall be no greater than those of a general creditor of the Employer. The Executive's benefits pursuant to this Section 7(c) or Section 7(b) may not be anticipated, assigned, alienated, pledged, encumbered or subject to attachment, garnishment, levy, execution, or other legal or equitable process.

                (d) The Executive shall be entitled to one month vacation per year. The Executive shall be paid, as additional compensation, for any vacation not taken within one year of the end of the fiscal year of the Company in which it accrued.

        8.      Additional Life Insurance and Disability Insurance.

                (a)     In addition to any life insurance provided pursuant to
Section 7(a) above, the Company shall provide the Executive with term life insurance coverage the beneficiary of which shall be designated by the Executive in the amount of $4.5 million face value. In addition, the Company shall provide the Executive with long-term disability coverage with an annual benefit of $232,500. Both life insurance and long-term disability coverages shall be provided to the Executive at the Company's expense.

                (b) In the event the Parties agree, the Company shall satisfy its obligations under Section 8(a) above by (i) paying the premiums when due on the Executive's existing life and disability insurance policies or (ii) reimbursing the Executive for his payment of such premiums on his existing life and disability insurance policies to the extent of the portion of such premiums providing the insurance coverages stated in Section 8(a) above.

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                (c)     The Company may purchase, maintain and be the
beneficiary of a key-man life insurance policy on the Executive's life, the purpose of which may be, among other things, to guarantee payment of the Company's obligation under Section 10(a)(i) below. Executive agrees to submit to such physical examinations as the Company shall reasonably request for the purpose of obtaining the life insurance policies contemplated by this Section 8.

        9.      Reimbursement of Business and Other Expenses and Perquisites.

                (a) The Executive is authorized to incur expenses in carrying out his duties and responsibilities under this Agreement and the Company shall promptly reimburse him for all such expenses subject to documentation in accordance with the Company's policy.

                (b) The Company shall promptly reimburse the Executive for all reasonable expenses he incurs in moving his residence to a location closer to the Company's principal office in Avenel, New Jersey, whenever such move occurs during the Term of Employment, with such reimbursement estimated at $10,000.

                (c) The Company shall provide to Executive a car allowance equal to $2,500 per month. The Company shall also promptly reimburse Executive for all expenses, including, without limitation, parking and commutation expenses, incurred in the Executive's use and operation of such automobile in connection with the performance of his duties under this Agreement.

                (d) The Company shall promptly reimburse the Executive for the costs and expenses associated with acquiring and maintaining a telephone, facsimile, duplicating and other office equipment and supplies at the home of the Executive.

                (e) The Company shall maintain at Company expense in New York, New York a corporate apartment for Executive's use provided that Executive shall bear the cost of one-third of the rental expense to provide for any personal use of Executive (whether by reimbursement to the Company or direct payment by Executive) and provided, further that the maximum net rental obligation of the Company pursuant to the provisions of this Section 9(e) shall not exceed $4,000 per month. Said apartment shall be reasonably satisfactory to Executive.

                (f) It is the intention of the Company that the Executive shall, after taking into account any taxes on such reimbursements, expenses and perquisites be kept whole in respect of the reimbursements, expenses and perquisites referred to in Section 8 and Sections 9(a) through 9(e) above. Accordingly, to the extent the Executive is taxable on any such reimbursements, expenses and perquisites the Company shall pay the Executive in connection therewith an amount which after all taxes incurred by the Executive on such amount shall equal the amount of the reimbursements, expenses and perquisites being provided.

                (g) In addition to the foregoing, the Executive shall be eligible to participate in all perquisites made available by the Company to its senior level executives.

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        10.     Termination of Employment.

                (a) Termination Due to Death. In the event the Executive's employment is terminated due to his death, his estate or his beneficiaries, as the case may be, shall be entitled to:

                        (i) a lump sum payment of Base Salary for the period of the Term of Employment remaining until its expiration as scheduled immediately prior to his death;

                        (ii) a pro rata bonus for the year in which the Executive's death occurs based on the target bonus opportunity for such year, payable in a lump sum promptly after his death;

                        (iii) the balance of any bonus earned (but not yet paid);

                        (iv) any amounts earned, accrued or owing but not yet paid under Section 6, 7 or 9 above; and

                        (v) any other or additional benefits provided for in accordance with applicable plans and programs of the Company.

                (b) Termination Due to Disability. In the event the Executive's employment is terminated due to his Disability, he shall be entitled to:

                        (i) Base Salary for the period of the Term of Employment remaining until its expiration as scheduled immediately prior to termination due to Disability, less the amount of any disability benefits provided to the Executive by the Company or under any disability insurance paid for or for which premiums paid by the Executive were reimbursed by the Company;

                        (ii) a pro rata bonus for the year in which termination due to Disability occurs based on the target bonus opportunity for such year, payable in a lump sum promptly following termination due to Disability;

                        (iii) the balance of any bonus earned (but not yet paid);

                        (iv) any amounts earned, accrued or owing but not yet paid under Section 6, 7 or 9 above;

                        (v) any other or additional benefits provided for in accordance with applicable plans and programs of the Company.

                In no event shall a termination of the Executive's employment for Disability occur unless the Party terminating his employment gives written notice to the other Party in accordance with Section 27 below.

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                (c)     Termination by the Company for Cause.

                        (i) A termination for Cause shall not take effect unless the provisions of this paragraph (i), to the extent applicable, are complied with. The Executive shall be given written notice by the Board of the intention to terminate him for Cause, such notice (A) to state in detail the particular act or acts or failure or failures to act that constitute the grounds on which the proposed termination for Cause is based and (B) to be given within six months of the Board's learning of such act or acts or failure or failures to act. If the ground stated for Cause is stated in Section 1(d)(i) or Section 1(d)(ii)(A), the Executive shall be terminated for Cause upon receipt of such notice. If the ground stated for Cause is stated in Section 1(d)(ii)(B), the Executive shall have 30 days after the date such written notice has been given to the Executive in which to cure such conduct, to the extent such cure is possible. If he fails to cure such conduct, the Executive shall then be entitled to a hearing before the Board. Such hearing shall be held within 15 days of such notice to the Executive, provided he requests such hearing within 10 days of the written notice from the Board of the intention to terminate him for Cause. If, within five days following such hearing, the Executive is furnished written notice by the Board confirming that, in its judgment, grounds for Cause on the basis of the original notice exist, he shall thereupon be terminated for Cause.

                        (ii) In the event the Company terminates the Executive's employment for Cause, he shall be entitled to:

                                       (A)     Base Salary through the date of
                the termination of his employment for Cause;

                                       (B)     any bonus earned (but not yet
                paid);

                                       (C)     any amounts earned, accrued or
                owing but not yet paid under Section 6, 7 or 9 above; and

                                       (D)     any other or additional benefits
                provided for in accordance with applicable plans or programs of the Company.

                        (iii) Anything herein to the contrary notwithstanding, if following a termination of the Executive's employment by the Company for Cause based upon the conviction of the Executive for a crime involving moral turpitude related to the Company's business or performance of Executive's duties for the Company, such conviction is overturned in a final determination on appeal, the Executive shall be entitled to the payments and the economic equivalent of the benefits the Executive would have received if his employment had been terminated by the Company without Cause. Any amounts earned by Executive during the period in respect of which payments are required to be made to him by the Company pursuant to this subparagraph shall be offset against the Company's payment obligation.

                (d) Termination Without Cause or Constructive Termination Without Cause. In the event the Executive's employment is terminated without Cause, other than due to

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Disability or death, or in the event there is a Constructive Termination Without
Cause, the Executive shall be entitled to:

                        (i) Base Salary through the date of termination of the Executive's employment;

                        (ii) Base Salary, at the annualized rate in effect on the date of termination of the Executive's employment (or in the event a reduction in Base Salary is the basis for a Constructive Termination Without Cause, then the Base Salary in effect immediately prior to such reduction), payable in installments as provided in Section 4 hereof plus the amounts provided for in Sections 8(a) and (b) and Sections 9(c),
        (d), (e), (f) and (g), for the period remaining until the expiration of the Term of Employment as scheduled immediately prior to the termination of the Executive's employment, plus 12 months;

                        (iii) a pro rata bonus for the year in which termination occurs based on the target bonus opportunity for such year, payable in a lump sum promptly following termination;

                        (iv) the balance of any bonus earned (but not yet paid);

                        (v) any amounts earned, accrued or owing but not yet paid under Section 6, 7 or 9 above;

                        (vi) continued participation in all medical, dental, hospitalization and life insurance coverage and in other employee benefit plans or programs in which he was participating on the date of the termination of his employment until the earlier of:

                                       (A)     the end of the period during
                which he is receiving salary continuation payments and

                                       (B)     the date, or dates he receives
                coverage and benefits under employee benefit plans and programs of a subsequent employer;

        provided that (1) if the Executive is precluded from continuing his participation in any employee benefit plan or program as provided in this clause (vii) of this Section 10(d), he shall be provided with the after-tax economic equivalent of the benefits provided under the plan or program in which he is unable to participate for the period specified in this clause (vii), (2) the economic equivalent of any benefit foregone shall be deemed to be the lowest cost that would be incurred by the Executive in obtaining such benefit himself on an individual basis and
        (3) payment of such after-tax economic equivalent shall be made quarterly in advance; and

                        (vii) any other or additional benefits provided for in accordance with applicable plans and programs of the Company.

                (e) Termination of Employment and Acceleration of Entitlements Following a Change in Control. If, following a Change in Control, the Executive's employment is terminated without Cause, other than due to Disability or death, or there is a Constructive

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Termination Without Cause, the Executive shall be entitled to the payments and benefits provided in Section 10(d) above, and the salary continuation payments shall be paid in a lump sum without any discount. Also, immediately following a Change in Control, all amounts, entitlements or benefits in which he is not yet vested shall become fully vested except to the extent such vesting would be inconsistent with the terms of the relevant plan and he shall become entitled to exercise any stock option in full for the remainder of its term regardless of whether he continues in employment or the circumstances of his termination of employment. In connection with the occurrence of a Change in Control, Executive and the Company agree to negotiate in good faith, payment arrangements and covenant changes (without reducing the total amount payable pursuant to this Section 10(e)) designed to preserve to the Company the deductibility for federal income tax purposes of, and eliminate any Excise Tax (as defined in Section 10(h)) payable in respect of, amounts paid pursuant to this Section 10(e).

                (f) Voluntary Termination. In the event of a termination of employment by the Executive on his own initiative other than a termination due to death or Disability or a Constructive Termination without Cause, the Executive shall have the same entitlements as provided in Section 10(c)(ii) above for a termination for Cause and such termination shall not be deemed a breach of this Agreement.

                (g) Termination Because of Non-Renewal Event. In the event Executive's employment is terminated at the end of the then scheduled Term of Employment by reason of the occurrence of a Non-Extension Event, the Executive shall be entitled to

                        (i) Base Salary through the date of termination of Executive's employment;

                        (ii) Base Salary, at the annualized rate in effect on the date of termination of the Executive's employment, payable in installments as provided in Section 4 hereof plus the amounts provided for in Sections 8(a) and (b) and Sections 9(c), (d), (e), (f) and (g), for a period of 12 months following such termination;

                        (iii) a pro rata bonus for the year in which termination occurs based on the target bonus opportunity for such year, payable in a lump sum promptly following termination;

                        (iv) the balance of any bonus earned (but not yet paid);

                        (v) any amounts earned, accrued or owing but not yet paid under Section 6, 7 or 9 above;

                        (vi) continued participation in all medical, dental, hospitalization and life insurance coverage and in other employee benefit plans or programs in which he was participating on the date of the termination of his employment until the earlier of:

                                       (A)     the end of the period during
                which he is receiving salary continuation payments and

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                                       (B)     the date, or dates he receives
                coverage and benefits under employee benefit plans and programs of a subsequent employer;

        provided that (1) if the Executive is precluded from continuing his participation in any employee benefit plan or program as provided in this clause (vii) of this Section 10(g), he shall be provided with the after-tax economic equivalent of the benefits provided under the plan or program in which he is unable to participate for the period specified in this clause (vii), (2) the economic equivalent of any benefit foregone shall be deemed to be the lowest cost that would be incurred by the Executive in obtaining such benefit himself on an individual basis and
        (3) payment of such after-tax economic equivalent shall be made quarterly in advance; and

                        (vii) any other or additional benefits provided for in accordance with applicable plans and programs of the Company.

                (h) Limitation Following a Change in Control. In the event that the termination of the Executive's employment is for one of the reasons set forth in Section 10(e) above and the aggregate of all payments or benefits made or provided to the Executive under Section 10(e) above and under all other plans and programs of the Company (the "Aggregate Payment") is determined to constitute a Parachute Payment, as such term is defined in Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code"), the Company shall pay to the Executive, prior to the time any excise tax imposed by Section 4999 of the Code ("Excise Tax") is payable with respect to such Aggregate Payment, an additional amount which, after the imposition of all income and excise taxes thereon, is equal to the Excise Tax on the Aggregate Payment. The determination of whether the Aggregate Payment constitutes a Parachute Payment and, if so, the amount to be paid to the Executive and the time of payment pursuant to this
Section 10(h) shall be made by an independent auditor (the "Auditor") jointly selected by the Company and the Executive and paid by the Company. The Auditor shall be a nationally recognized United States public accounting firm which has not, during the two years preceding the date of its selection, acted in any way on behalf of the Company or any Subsidiary or Affiliate thereof. If the Executive and the Company cannot agree on the firm to serve as the Auditor, then the Executive and the Company shall each select one accounting firm and those two firms shall jointly select the accounting firm to serve as the Auditor.

                (i) No Mitigation; No Offset. In the event of any termination of employment under this Section 10, the Executive shall be under no obligation to seek other employment and there shall be no offset against amounts due the Executive under this Agreement on account of any remuneration attributable to any subsequent employment that he may obtain except as specifically provided in this Section 10.

                (j) Nature of Payments. Any amounts due under this Section 10 are in the nature of severance payments considered to be reasonable by the Company and are not in the nature of a penalty.

        11.     Indemnification.

                (a) The Company agrees that if the Executive is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he is or was a director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is the Executive's alleged action in an official capacity while serving as a director, officer, member, employee or agent, the Executive shall be indemnified and held harmless by the Company to the fullest extent permitted or authorized by the Company's certificate of incorporation or bylaws or, if greater, by the laws of the State of New Jersey, against all cost, expense, liability and loss (including, without limitation, attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Executive in connection therewith, and such indemnification shall continue as to the Executive even if he has ceased to be a director, member, employee or agent of the Company or other entity and shall inure to the benefit of the Executive's heirs, executors and administrators. The Company shall advance to the Executive to the extent permitted by law all reasonable costs and expenses incurred by him in connection with a Proceeding within 20 days after receipt by the Company of a written request, with appropriate documentation, for such advance. Such request shall include an undertaking by the Executive to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses.

                (b) Neither the failure of the Company (including its board of directors, independent legal counsel or stockholders to have made a determination prior to the commencement of any proceeding concerning payment of amounts claimed by the Executive under Section 11(a) above that indemnification of the Executive is proper because he has met the applicable standard of conduct, nor a determination by the Company (including its board of directors, independent legal counsel or stockholders) that the Executive has not met such applicable standard of conduct, shall create a presumption that the Executive has not met the applicable standard of conduct.

                (c) The Company agrees to continue and maintain a directors' and officers' liability insurance policy covering the Executive to the extent the Company provides such coverage for its other executive officers.

                (d) Promptly after receipt by the Executive of notice of any claim or the commencement of any action or proceeding with respect to which the Executive is entitled to indemnity hereunder, the Executive shall notify the Company in writing of such claim or the commencement of such action or proceeding, and the Company shall (i) assume the defense of such action or proceeding, (ii) employ counsel reasonably satisfactory to the Executive and
(iii) pay the reasonable fees and expenses of such counsel. Notwithstanding the preceding sentence, the Executive shall be entitled to employ counsel separate from counsel for the Company and from any other party in such action if the Executive reasonably determines that a conflict of interest exists which makes representation by counsel chosen by the Company not advisable. In such event, the reasonable fees and disbursements of such separate counsel for the Executive shall be paid by the Company to the extent permitted by law.

                (e) After the termination of this Agreement and upon the request of the Executive, the Company agrees to reimburse the Executive for all reasonable travel, legal and other out-of-pocket expenses related to assisting the Company to prepare for or defend against any action, suit, proceeding or claim brought or threatened to be brought against the Company or to prepare for or institute any action, suit, proceeding or claim to be brought or threatened to be brought against a third party arising out of or based upon the transactions contemplated herein and in providing evidence, producing documents or otherwise participating in any such action, suit, proceeding or claim. In the event the Executive is required to appear after termination of this Agreement at a judicial or regulatory hearing in connection with the Executive's employment hereunder, or Executive's role in connection therewith, the Company agrees to pay the Executive a sum, to be mutually agreed upon by the Executive and the Company, per diem for each day of his appearance and each day of preparation therefor.

        12.     Effect of Agreement on Other Benefits.

                Except as specifically provided in this Agreement, the existence of this Agreement shall not prohibit or restrict the Executive's entitlement to full participation in the employee benefit and other plans or programs in which senior executives of the Company are eligible to participate.

        13.     Confidentiality.

                The Executive shall not, without the prior written consent of the Company and without limitation as to time, divulge, disclose or make accessible to any other person, firm, partnership, corporation or other entity any Confidential Information except (a) in the course of carrying out his duties under this Agreement or (b) when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order him to divulge, disclose or make accessible such information.

        14.     Non-Compete.

                (a) During the Term of Employment and for a period of 12 months thereafter, the Executive shall not, directly or indirectly, except when acting on behalf of the Company, whether as an employee, consultant, partner, principal, agent, distributor, representative, stockholder or otherwise (except that he may be a stockholder of not more than a 1% equity interest in a public company), engage in any activities in any country world-wide in which the Company then conducts business or into which the Company then sells or otherwise distributes any of its products that are in competition with the businesses of the Company or any Subsidiary. For this purpose, a business shall be deemed to be in competition with the Company or any Subsidiary if such business involves the business then conducted by the Company or any Subsidiary and during the Term of Employment was either being conducted by the Company or any Subsidiary or actively being developed during the Term of Employment by the Company or any Subsidiary.

                (b) During the Term of Employment and for a period of 12 months thereafter, the Executive shall not directly or indirectly (i) solicit any customer of the Company or any Subsidiary to do business with any business that is in competition with the Company or any Subsidiary within the meaning set forth in Section 12(a) above or (ii) solicit any person, other than his secretary/administrative assistant who is employed by the Company or any Subsidiary or who was employed by the Company or any Subsidiary within 12 months of such solicitation to (A) terminate his or her employment with the Company or any Subsidiary, (B) accept employment with anyone other than the Company or any Subsidiary or (C) in any manner interfere with the business of the Company or any Subsidiary.

                (c) The Executive acknowledges that the Company has no adequate remedy at law and would be irreparably harmed if he breaches or threatens to breach the provisions of Section 13 or Section 14(a) or 14(b) above, and therefore agrees that the Company or any Subsidiary, as the case may be, shall be entitled to injunctive relief, to prevent any breach or threatened breach of any of those provisions and to specific performance of the terms of each of such provisions in addition to any other legal or equitable remedy it may have. The Executive further agrees that he shall not, in any equity proceeding relating to the enforcement of Section 13 or Section 14(a) or 14(b) above, raise the defense that the Company or any Subsidiary has an adequate remedy at law. Nothing in this Agreement shall be construed as prohibiting the Company or any Subsidiary from pursuing any other remedies at law or in equity that it may have or any other rights that it may have under any other agreement.

                (d) In the event of a termination of the Executive's employment without Cause which entitles the Executive to the payments and benefits set forth in Section 10(d) above, the provisions of Section 14(a) and 14(b) above shall be deemed applicable to the Executive for the period in which his Base Salary and other benefits are continued if such continuation period exceeds 12 months.

                (e)     If it is determined that any of the provisions of this
Section 14, or any part thereof, is unenforceable because of the duration or geographical scope of such provision, it is the intention of the parties that the duration or scope of such provision, as the case may be, shall be reduced so that such provision becomes enforceable and, in its reduced form, such provision shall then be enforceable and shall be enforced.

        15.     Adequacy of Disclosure.

                The Company acknowledges that it has been provided with the requested information concerning the background of the Executive. The Company further acknowledges that it has been given the right to independently examine, inspect and make inquiry with respect to the Executive.

        16.     Acknowledgment of Representation of Counsel.

                The Parties acknowledge that they have been represented by counsel or knowingly waive their right to be represented by counsel with regard to this Agreement and the subject matter hereof. Each party agrees and acknowledges that he or it has not relied upon any tax advice, legal counsel or business advice provided by the other Party.

        17.     Cooperation Between the Parties.

                (a) The parties agree that each party will use its or his best efforts in carrying out the terms of this Agreement, including, but not limited to, the furnishing and supplying of all necessary information and documents to the other Party.

                (b) In the event that at any time after the date of this Agreement the Internal Revenue Service or any state or local taxing authority audits the tax returns of the Executive for any taxable year or years, the Company shall use its best efforts to cooperate with the Executive in connection with such audit and shall provide the Executive with access to the books and records of the Company in connection with matters under audit.

                (c) Except as specifically provided in Section 10(c)(iii), amounts due to the Executive hereunder may not be offset by the Company against amounts claimed to be due from the Executive to the Company, whether by withholding by the Company of payment, or by assertion by the Company of defenses, claims, counterclaims or setoffs in a litigation commenced either by the Executive or by the Company with respect to this Agreement or any other matters; provided, however, that the Company shall have the right to raise any such defenses, claims, counterclaims or setoffs in a separate action.

        18.     Assignability; Binding Nature.

                This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of the Executive) and assigns. No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law. The Company further agrees that, in the event of a sale of assets or liquidation as described in the preceding sentence, it shall take whatever action it legally can in order to cause such assignee or transferee to expressly assume the liabilities, obligations and duties of the Company hereunder. No rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive other than his rights to compensation and benefits.

        19.     Representation.

                The Company represents and warrants that this Agreement was authorized by its Board of Directors on April 17, 1997, it is fully empowered to enter into this Agreement and that the performance of its obligations under this Agreement will not violate any agreement between it and any other person, firm or organization.

        20.     Entire Agreement.

                This Agreement contains the entire understanding and agreement between the parties concerning the subject matter hereof and supersedes all prior agreements, including the Agreement dated September 1, 1994 which is amended and restated hereby, understandings, discussions, negotiations and undertakings, whether written or oral, between the Parties with respect thereto.

        21.     Amendment or Waiver.

                No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by the Executive and an authorized officer of the Company. No waiver by either Party of any breach by the other Party of any condition or provision contained in this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Executive or an authorized officer of the Company, as the case may be.

        22.     Severability.

                In the event that any provision or portion of any provision of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions and portions remaining of any provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

        23.     Survivorship.

                The respective rights and obligations of the Parties hereunder shall survive any termination of the Executive's employment to the extent necessary to the intended preservation of such rights and obligations.

        24.     Beneficiaries/References.

                The Executive shall be entitled to select (and change, to the extent permitted under any applicable law) a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following the Executive's death by giving the Company written notice thereof. In the event of the Executive's death or a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

        25.     Governing Law/Jurisdiction.

                This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New Jersey without reference to principles of conflict of laws.

        26.     Resolution of Disputes.

                Any disputes arising under or in connection with this Agreement shall be resolved by binding arbitration before a single arbitrator, to be held in New Jersey in accordance with the rules and procedures of the American Arbitration Association. Judgment upon the award rendered by the arbitrator(s) shall be final and subject to appeal only to the extent permitted by law. Each party shall bear its or his own expenses incurred in connection with any arbitration; provided, however, the cost of the arbitration, including without limitation attorneys' fees of the Executive, shall be borne by the Company in the event Executive is the prevailing party in the arbitration. Anything to the contrary notwithstanding, each party hereto has the right to proceed with a court action for injunctive relief or relief from violations of law not within the jurisdiction of an arbitrator(s).

        27.     Notices.

                Any notice given to a Party shall be in writing and shall be deemed to have been given when delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested or by Federal Express or other similar service, duly addressed to the Party concerned at the address indicated below or to such changed address as such Party may subsequently give such notice of:

        If to the Company:

        Concord Camera Corp.
        35 Mileed Way
        Avenel, New Jersey  07001
        Attention:

        If to the Executive:

        Mr. Ira B. Lampert
        800 Fifth Avenue
        New York, New York  10001

        28.     Headings.

                The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

        29.     Guarantors of Agreement.

                It is acknowledged and agreed to by the Parties that Concord Camera GmbH, Concord Camera Illinois Corp., Concord Camera UK, Concord Camera HK Limited, Concord Keystone Sales Corp. and any subsequent Subsidiaries and/or Affiliates of the Company or the above named companies shall be guarantors of all payments due the Executive under this Agreement. Any subsequent subsidiaries and/or affiliates shall upon request of the Executive execute a guaranty in form and substance acceptable to the Executive and the Company.

        30.     Execution of Agreement and Further Actions.

                This Agreement may be executed in duplicate copies each of which shall constitute an original Agreement. The Parties agree to execute such other documents and to take such action as may be necessary to carry out the intent of this Agreement, including but not limited to the stock option agreement referred to herein.

        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                                    CONCORD CAMERA CORP.


                                                    By: /s/ Harlan Press
                                                       -------------------------
                                                       Harlan Press,
                                                       Corporate Controller

                                                    /s/ Ira B. Lampert
                                                    ----------------------------
                                                       Ira B. Lampert
                                                       800 Fifth Avenue
                                                       New York, New York 10001

Each of the undersigned hereby, jointly
and severally, confirms the guaranty
provided for in Section 29 of the foregoing
Agreement:


CONCORD CAMERA GmbH


By:
   ---------------------


CONCORD CAMERA ILLINOIS CORP.


By:
   ---------------------


CONCORD CAMERA UK


By:
   ---------------------


CONCORD CAMERA HK LIMITED


By:
   ---------------------


CONCORD CAMERA (PANAMA) CORP.


By:
   ---------------------

CONCORD CAMERA FRANCE


By:
   ---------------------


CONCORD KEYSTONE SALES CORP.


By:
   ---------------------